February 8, 2007

Lattice Incorporated
7150 N. Park Drive, Suite 500
Pennsauken, New Jersey 08109
Attention: Mr. Paul Burgess

Re:	Amendment to Agreements

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement between Lattice Incorporated, formerly known as Science Dynamics Corporation (the “Company”) and Barron Partners LP (“Barron”), which was entered into on September 15, 2006 (the “Securities Purchase Agreement”) and the Registration Rights Agreement between the Company and Barron, dated September 19, 2006 (the “Registration Rights Agreement”).

1.  The Filing Date, as defined in Section 2.2 of the Registration Rights Agreement, shall be amended to mean February 12, 2007, which means that the Company will be required to file the registration statement pursuant to Section 2.2 of the Agreement with the SEC by such date. Without limiting the generality of the foregoing, the Company shall not be subject to any damages including liquidated damages because the Registration Statement (as defined in the Registration Rights Agreement) was not filed within 60 days of September 19, 2006 and Barron waives all such damages that may have heretofore been due. This Amendment will also confirm that, as a result of the Commission’s interpretation of Rule 415, the Company will not be able to register all of the Registrable Securities. Accordingly, the per diem liquidated damages payable under Section 2.8 of the Registration Rights agreement is reduced to a fraction of the number provided therein, the numerator of which is the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock which are being registered and the denominator of which is the number of shares of Common Stock issuable upon conversion of all of the shares of Series A Preferred Stock issued to Barron.

2.  Section 6.10.1 of the Securities Purchase Agreement is hereby amended and restated as follows:

“6.10.1 The Company shall have caused the appointment of the majority of the Board of Directors to be independent directors, as defined by the rules of the Nasdaq Stock Market, not later than February 12, 2007.”

3.  In Section 6.10.2 of the Securities Purchase Agreement, the phrase “If at any time subsequent to the expiration of forty-five (45) days after the Closing date” is hereby deleted and in its place is inserted the following”

“If at any time subsequent to February 12, 2007”

4.  The first sentence of Section 6.11 of the Securities Purchase Agreement is hereby amended and restated as follows:

“No later than February 12, 2007, the Company will have an audit committee comprised solely of not less than three independent directors and a compensation committee comprised of not less than three directors, a majority of whom are independent directors.”

5.  Without limiting the generality of paragraphs 2 through and 4 of this Amendment, the Company shall not be subject to any damages including liquidated damages because the Company may have breached the provisions of Sections 6.10.1, 6.10.2 and 6.11 of the Securities Purchase Agreement and Barron hereby waives all such damages that may have heretofore been due.

6.  The Company shall within ten days of the day hereof, issue to Barron a warrant to purchase 1,900,000 shares of its common stock at an exercise price of $.50 per share. The shares issuable upon exercise of these warrants will be subject to the registration rights agreement, it being understood that such shares will not be included in the registration statement being filed pursuant to Section 2.2 of the Registration Rights Agreement.

7.  Except as amended by this Amendment, the Securities Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect.

Please confirm your agreement by signing this Amendment and returning a signed copy to each of the Investors.

BARRON PARTNERS L.P.
By: Barron Capital Advisors, LLC, its General Partner

By: /s/ Andrew Barron Worden
 Andrew Barron Worden
    President

AGREED TO:

LATTICE INCORPORATED

By: /s/ Joseph Noto
    Joseph Noto
    Chief Financial Officer